UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment #1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

mCig, Inc.

(Exact name of registrant as specified in charter)

Nevada	333-175941	27-4439285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5806 119th Ave. SE, Bellevue, WA	98006
(Address of principal executive offices)	(Zip Code)

425-998-9160

Registrant’s telephone number

800 Bellevue Way NE, Suite 400, Bellevue, WA 98004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

We are filing this Amendment #1 on Form 8-K, originally filed with the Securities and Exchange Commission on March 21, 2014 (the “Original Form 8-K”) to amend the text of Items 1.01 and 2.01.

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2014. mCig, Inc. (“mCig”) and Vapolution, Inc. (“Vapolution”) entered into a Stock Purchase Agreement (the “Agreement”) whereby mCig, Inc. would issue 5,000,000 shares representing one percent (1%) of mCig's fully diluted capital structure to shareholders of Vapolution, Inc.

On January 23, 2014, Paul Rosenberg, CEO of mCig, Inc. cancelled an equal amount (2,500,000 shares) of common shares owned by him resulting in a net non-dilutive transaction to existing mCig, Inc. shareholders. The remaining 2,500,000 of common shares owned by Paul Rosenberg will be cancelled on the one year anniversary of the agreement on January 23, 2015, to offset the 2,500,000 new shares to be issued from the treasury for the completion of the acquisition of Vapolution.

On May 23, 2014, the parties to the agreement agreed to amend the original Stock Purchase Agreement. The foregoing description of the Amended Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

We plan on releasing the two-year audited comparative financial statements for Vapolution, Inc. as part of our audited Form 10-K, which will be filed by July 29, 2014.

Following consultation with our legal and auditing advisors in preparation for the filing of our audited Form 10-K, the company and Vapolution, Inc. decided to amend their original Stock Purchase Agreement. Per the amended Stock Purchase Agreement executed as of May 23, 2014, a clarification was made to the agreement that more appropriately expresses the spirit of the transaction as agreed upon by management of mCig and the previous owners of Vapolution, Inc.

The following is a summary of the changes to the agreement:

1.

In the amended agreement, former Vapolution, Inc. shareholders have autonomous control over the day-to-day operations of the Company while the Board of Directors of mCig, Inc. will have  ultimate control over the business decisions within Vapolution, Inc. This differs from the original agreement whereby Vapolution, Inc. former shareholders had the ability to veto any decision made by mCig, Inc.

2.

The Amended Agreement states that as part of the acquisition, all tangible and intangible assets of Vapolution, Inc. are included as part of the acquisition. This differs from the original agreement whereby the assets of Vapolution, Inc. were not acquired by mCig, Inc.

3.

In the amended agreement, former Vapolution, Inc. shareholders have just one (1) year to rescind the agreement and return to full ownership of the Company as opposed to five (5) in the original agreement.

Risk Factors

While the amended Vapolution, Inc. acquisition agreement provides mCig, Inc. with more control of the company and its assets, several risk factors must still be considered:

•

mCig, Inc. runs the risk that previous management in charge of the day-to-day operations at Vapolution, make decisions that are not aligned with the vision of mCig’s Board of Directors.

•

There is no guarantee that previous owners of Vapolution, Inc. will make decisions that are in the best interest of Vapolution, Inc. as an mCig, Inc. subsidiary.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 24, 2014. mCig, Inc. (“mCig”) issued a press release (the “Press Release”) announcing the acquisition of Vapolution, Inc., a leading herbal vaporizer company, on January 23, 2014.

The full text of the Press Release is attached to this Form 8-K as Exhibit 99.1 respectively, is incorporated by reference into this Item 2.01 in its entirety.

We have consulted with our legal counsel and auditors and acknowledge that an audit of Vapolution Inc. will be necessary and will be included in the amended 8-K. We have retained De Joya Griffith, LLC to perform the audit and they require 90 days to complete the audit procedure. The deadline for filing the April 30, 2014 Form 10-K with the Securities Exchange Commission is July 29, 2014. At such time, we will file an amended 8-K and include the audited financial statements for Vapolution, Inc.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	The Amended Stock Purchase Agreement, dated May 23, 2014, by and between mCig, Inc. and Vapolution, Inc.
99.1	Press Release, dated January 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mCig, Inc.

Date: May 29, 2014	By:	/s/ Paul Rosenberg
Paul Rosenberg
Chief Executive Officer